Consent of Independent Registered Public Accounting Firm

Quest Resource Holding Corporation and Subsidiaries

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to stock options of Quest Resource Holding Corporation granted to certain executive officers upon employment, of our report dated March 23, 2023 relating to the consolidated financial statements of Quest Resource Holding Corporation, appearing in Quest Resource Holding Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Phoenix, Arizona

August 15, 2023